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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of AmSurg Corp. on Form S-8 of our reports dated February 17, 1998 appearing in this Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Nashville, Tennessee

March 26, 1998